EXHIBIT 32.2

CERTIFICATION FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2022 of Energy Resources 12, L.P. (the “Partnership”). I, David S. McKenney, the Chief Financial Officer of the Partnership, certify that, based on my knowledge:

(1)	The Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of and for the periods covered in this report.

Date: March 22, 2023	By:	/s/ David S. McKenney
	Name:	David S. McKenney
	Title:	General Partner, Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished as an exhibit to the Form 10-K pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-K for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Partnership, whether made before or after the date hereof, regardless of any general incorporation language in such filing.